Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	(1)	457(o)		$	$71,477,986.00	0.0001381		$9,871.11				$
Fees Previously Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	(2)	457(o)			1,000,000.00			138.10
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest, $0.01 par value per share	(3)	415(a)(6)		$	$77,522,014.00		$		N-2	333-267848	04/12/2023		$8,542.93

Total Offering Amounts:							$150,000,000.00			10,009.21
Total Fees Previously Paid:										138.10
Total Fee Offsets:										0.00
Net Fee Due:										$9,871.11

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Offering Note(s)

(1)	The maximum aggregate offering price is estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.
(2)	The Registrant previously paid $138.10 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-294872) with the Securities and Exchange Commission on April 3, 2026.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward $77,522,014 aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under a Registration Statement filed on March 23, 2023 on Form N-2 (File No. 333-267848) and which became effective on April 12, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $12,706.07 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.